UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

CIRCUIT CITY STORES, INC.

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CIRCUIT CITY FILES DEFINITIVE PROXY STATEMENT

Richmond, Va., May 29, 2008 – Circuit City Stores, Inc. (NYSE:CC) announced today that it has filed its definitive proxy statement with the Securities and Exchange Commission and will soon commence mailing proxy materials to its shareholders in connection with the company’s Annual Meeting of Shareholders on Tuesday, June 24, 2008. Circuit City shareholders of record at the close of business on April 17, 2008, will be entitled to attend and vote at the annual meeting.

Shareholders are being asked to vote on the following proposals at the 2008 Annual Meeting of Shareholders:

  Approve an increase in the number of directors from 12 to 15;
  Elect Carolyn H. Byrd, Lyle G. Heidemann, Alan Kane, J. Patrick Spainhour and Elliott Wahle to a three-year term on the board of directors, Ronald L. Turner and Don R.
  Kornstein to a two-year term and James A. Marcum to a one-year term;
  Approve the Circuit City Stores, Inc. 2008 Annual Performance-Based Incentive Plan;
  Ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the 2009 fiscal year; and
  Transact any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

As previously announced on May 9, 2008, Circuit City and Wattles Capital Management, LLC (“WCM”) reached an agreement regarding board representation in order to avoid a proxy solicitation contest at the annual meeting. Circuit City noted that the increase in the number of directors will accommodate, as contemplated in the agreement, five directors nominated by the company and three WCM director nominees. Also pursuant to the agreement, the company is required to reduce the size of the board of directors by two members by the 2009 Annual Meeting of Shareholders.

Circuit City expects to begin mailing its proxy materials on or about June 2, 2008.

About Circuit City Stores, Inc.
Circuit City Stores, Inc. (NYSE:CC) is a leading specialty retailer of consumer electronics and related services. At February 29, 2008, the domestic segment operated 682 Superstores and 11 other locations in 158 U.S. media markets. At February 29, 2008, the international segment operated through 779 retail stores and dealer outlets in Canada. Circuit City also operates Web sites at www.circuitcity.com, www.thesource.ca and www.firedog.com.

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